UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2026

Tempest Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35890	45-1472564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400
Brisbane, California	94005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 798-8589

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TPST	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer and Principal Financial and Accounting Officer

On October 26, 2026, Ms. Constance Ames confirmed to Tempest Therapeutics, Inc. (the “Company”) that she would be resigning from her position as Chief Financial Officer of the Company and from any and all other positions she holds with the Company for personal considerations unrelated to the Company, effective immediately.

Appointment of Chief Financial Officer and Principal Financial and Accounting Officer

On October 26, 2026, the Board of Directors of the Company (the “Board”) appointed Ms. Stephanie Horn-Warnock as Chief Financial Officer, Principal Financial and Accounting Officer, Treasurer, and Corporate Secretary of the Company, effective immediately.

Ms. Horn-Warnock, 37, is an experienced financial executive with more than 14 years of experience in accounting, financial reporting, auditing and financial management across the healthcare, pharmaceutical, medical technology, behavioral health and renewable energy industries. Since March 2026, she has served in financial leadership and consulting roles through Stout Risius Ross, LLC, including as Controller of Diasome Pharmaceuticals, Inc. and Assistant Controller of Aspargo Labs, Inc., and as an accounting and financial reporting consultant to Lomond Therapeutics Holdings, Inc. From January 2024 to September 2026, Ms. Horn-Warnock was the Vice President of Finance at ROM Technologies Inc., where she led the company’s accounting and finance functions, including financial planning and analysis, treasury, financial reporting and regulatory compliance. She also oversaw the company’s annual audits, internal controls and equity reporting. From 2022 to 2024, she served as Senior Manager of Accounting and Assistant Controller at Palmetto Solar, LLC. From 2021 to 2022, she was Accounting Manager at Dascena, Inc. From 2018 to 2021, Ms. Horn-Warnock held various controller positions at Sequel Youth and Family Services, LLC, including Divisional Controller for its Child Welfare Division. She started her career in public accounting at BDO USA, P.C., where she advanced to Assurance Manager and led audits of public and private companies. Ms. Horn-Warnock received a B.B.A. in Accounting from Emory University’s Goizueta Business School. She is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Tennessee Society of Certified Public Accountants.

Ms. Horn-Warnock will provide her services to the Company as a consultant pursuant to an engagement letter, dated October 28, 2026, under which the Company will pay for Ms. Horn-Warnock’s services at a rate of $450 per hour, plus expenses and an indirect cost allocation of 5.0% of total professional fees. Ms. Horn-Warnock will enter into the Company’s standard form of indemnification agreement, the form of which was previously filed by the Company.

There are no family relationships between Ms. Horn-Warnock and any of the Company’s directors or executive officers, and there are no arrangements or understandings between Ms. Horn-Warnock and any other person pursuant to which she was appointed as an officer of the Company and designated as its Principal Financial and Accounting Officer. There are no transactions involving Ms. Horn-Warnock requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPEST THERAPEUTICS, INC.

Date: October 30, 2026	By:	/s/ Matthew Angel
	Name:	Matthew Angel
	Title:	President and Chief Executive Officer

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